Exhibit 99.2

MENTER, RUDIN & TRIVELPIECE, P.C.                   WEIL, GOTSHAL & MANGES LLP
Co-Attorneys for the Debtors                        Co-Attorneys for the Debtors
and Debtor in Possession                            and Debtor in Possession
500 South Salina Street, Suite 500                  767 Fifth Avenue
Syracuse, New York  13202                           New York, New York  10153
Telephone:  (315) 474-7541                          Telephone:  (212) 310-8000
Jeffrey A. Dove, Esq.                               Marvin E. Jacob, Esq.
                                                    Judy G.Z. Liu, Esq.

UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF NEW YORK
---------------------------------------------------
In re Agway, Inc.,

                  Debtor.
---------------------------------------------------    Chapter 11
In re Agway General Agency, Inc.,                      Case No. 02-65872 through
                                                       Case No. 02-65877
                  Debtor.
---------------------------------------------------
In re Brubaker Agronomic Consulting Service LLC,       Jointly Administered

                  Debtor.
---------------------------------------------------------------
In re Country Best Adams, LLC,

                  Debtor.
---------------------------------------------------------------
In re Country Best-DeBerry LLC,

                  Debtor.
---------------------------------------------------------------
In re Feed Commodities International LLC,

                  Debtor.
---------------------------------------------------------------

                           DEBTORS' MOTION PURSUANT TO
                 SECTION 1121(d) OF THE BANKRUPTCY CODE FURTHER
                   EXTENDING THE EXCLUSIVE PERIOD DURING WHICH
                DEBTORS MAY FILE A PLAN OF REORGANIZATION AND THE
                 PERIOD DEBTORS MAY SOLICIT ACCEPTANCES THEREOF
                 ----------------------------------------------

TO THE HONORABLE STEPHEN D. GERLING,
CHIEF UNITED STATES BANKRUPTCY JUDGE:

     Agway, Inc. ("Agway") and certain of its direct subsidiaries, as debtors and debtors in possession (collectively, the "Debtors"), respectfully represent:

                                  Jurisdiction
                                  ------------

     1. This Court has subject matter jurisdiction to consider and determine this motion pursuant to 28 U.S.C. ss. 1334. This is a core proceeding pursuant to 28 U.S.C. ss. 157(b). Venue is proper before this Court pursuant to 28 U.S.C. ss.ss. 1408 and 1409.

                                   Background
                                   ----------

     2. On October 1, 2002 (the "Commencement Date"), each of the Debtors commenced a voluntary case under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"). The Debtors continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

     3. Agway is an agricultural cooperative that is engaged in a number of business activities directly and through various subsidiaries. The operations are currently managed through four business groups: Feed, Country Products Group ("CPG"), Energy, and Leasing.

     4. The businesses in which Agway is directly involved include Feed and CPG. The Feed business includes the Feed and Nutrition Division, which is engaged in the manufacturing, processing, marketing, and distribution of animal feed products and services, and the raising of heifers on test specific pathogen free farms. The CPG segment principally includes the Country Best Produce Division ("Produce"), CPG Technologies ("Technologies"), and CPG Nutrients ("Nutrients").

Produce is engaged in the repackaging and marketing of produce. Technologies is engaged in the marketing and distribution of extended shelf-life products for fruits and vegetables. Nutrients is engaged in the production, marketing, and distribution of an animal feed ingredient.

     5. Agway's businesses formerly included Agway Agronomy, a full service supplier of crop inputs including fertilizer, crop protectants, farm seed, and custom application services (the "Agronomy Business"), and Seedway, a marketer of vegetable, farm and turf seed (the "Seedway Business"). By order dated November 13, 2002, the Court approved the sale of the Agronomy Business and the Seedway Business to GROWMARK, Inc. The sale closed on December 3, 2002.

     6. Agway's debtor subsidiaries are involved in the following activities:

     o Agway General Agency, Inc. ("Agency") is 100% owned by Agway. On December 1, 2002, Agency transferred to Dairylea Cooperative the Agway Inc. Group Trust, an entity that sells life insurance and health insurance to farmers on a group basis and places the insurance with third-party insurance companies. Agency is currently an inactive operation.

     o Brubaker Agronomic Consulting Service LLC ("Brubaker") is 100% owned by Agway. Brubaker formerly provided environmental and agronomic consulting services to farm and other customers. It currently is inactive in operation, but still has a lease agreement for office space with related expenses, as well as a long-term employment contract and non-compete agreement with a consultant.

     o Country Best Adams, LLC ("CB Adams") is 80% owned by Agway. CB Adams is an integrated and integral part of Agway Inc.'s produce repacking and marketing business, which is an active business in Agway Inc.'s CPG Group.

     o Country Best DeBerry LLC ("CB DeBerry") is 100% owned by Agway. CB DeBerry is currently inactive. Formerly, CB DeBerry was an active part of the produce repacking and marketing business of Agway's CPG segment.

       CB DeBerry was closed in July 2001. The majority of its assets were liquidated and its known liabilities were settled.

     o Feed Commodities International LLC ("FCI") is 100% owned by Agway. It is an active operation in Agway's Feed Group and manufactures, processes, markets, and distributes feed products.

     7. In addition, Agway owns other businesses that are not chapter 11 debtors. These include the Energy Group and the Leasing Group. The Energy Group is a full-service energy solutions provider to residential, farm, and commercial customers principally in New York, Pennsylvania, New Jersey, and Vermont. Products and services include the distribution of petroleum products, the marketing of natural gas and electricity, and the installation and servicing of heating, ventilation, and air-conditioning equipment. The Agway Leasing Group segment includes Telmark LLC ("Telmark") (100% owned). Telmark is a specialized provider of direct finance leases of equipment, buildings, and vehicles to the agricultural and rural marketplace. Telmark is a separately financed, stand-alone business. By order dated February 27, 2003, the Court approved the sale of substantially all of Telmark's assets to Wells Fargo Financial Leasing, Inc. ("Wells Fargo"). The sale closed on February 28, 2003.

     8. On March 6, 2002, Agway announced a comprehensive restructuring plan designed to refocus capital resources on four selected businesses: Animal Feed and Nutrition, Energy Products, Produce and Agricultural Technologies. Pursuant to this restructuring plan, Agway also disclosed its intentions to divest itself of four business operations: Telmark, Agway Insurance (the principal operation within the former Insurance Group which was sold effective August 28, 2002), and Agronomy and Seedway. In addition, in June 2002, the Company's Board of Directors authorized management to pursue the sale of Sunflower, which was sold effective September 16, 2002. As a result of these proposed divestitures, Agway's financial statements separately reflect these business operations subject to divestments as discontinued operations.

     9. For the fiscal year ended June 30, 2002, Agway, on a consolidated basis, reported net sales of approximately $899,934,000 and net losses of approximately $98,247,000. As of June 30, 2002, Agway's consolidated books and records reflected assets totaling approximately $1,574,360,000 and liabilities totaling approximately $1,510,258,000. As of the Commencement Date, Agway has approximately 3,776 full-time and part-time employees.

     10. On October 11, 2002, in accordance with section 1102 of the Bankruptcy Code, the United States Trustee for the Northern District of New York (the "UST") appointed the official committee of unsecured creditors (the "Creditors' Committee") in the Debtors' chapter 11 cases. By order entered on August 8, 2003, pursuant to section 1114 of the Bankruptcy Code, the Court approved the formation of a committee of holders of retiree benefit claims (the "Retiree Committee"). On August 21, 2003, the UST appointed the members of the Retiree Committee.

                           SUMMARY OF RELIEF REQUESTED
                           ---------------------------

     11. Section 1121(b) of the Bankruptcy Code provides for an initial period of 120 days after the commencement of a chapter 11 case during which a debtor has the exclusive right to propose and file a chapter 11 plan (the "Exclusive Filing Period"). Section 1121(c)(3) of the Bankruptcy Code provides that if the debtor files a plan within the 120-day Exclusive Filing Period, it has a period of 180 days after the commencement of the cases to obtain acceptance of such plan, during which time competing plans may not be filed (the "Solicitation Period").

     12. By order entered on February 6, 2003, the Court granted an initial extension of the Debtors' Exclusive Filing Period and Solicitation Period, until May 30, 2003 and July 31, 2003, respectively. By order entered on June 2, 2003, the Court further extended the Debtors' Exclusive Filing Period and Solicitation Period until September 27, 2003 and November 27, 2003, respectively.

     13. By this Motion, the Debtors request an order pursuant to section 1121(b) of the Bankruptcy Code, approving an additional two-month extension of each of the Exclusive Filing Period during which competing plans may not be filed, and the Solicitation Period (collectively, the "Exclusive Periods"), thereby extending the Exclusive Filing Period and the Solicitation Period to and including November 26, 2003 and January 25, 2004, respectively. The Debtors submit that, as will be demonstrated herein, cause clearly exists to extend the Exclusive Periods as requested, and accordingly, the Motion should be granted.

     14. Section 1121(d) of the Bankruptcy Code permits an extension of a debtor's Exclusive Periods upon a demonstration of cause:

              On request of a party in interest made within the respective periods specified in subsections (b) and (c) of this section and after notice and a hearing, the court may for cause reduce or increase the 120-day period or the 180-day period referred to in this section.

11 U.S.C.ss. 1121(d). The Debtors submit that ample cause exists to extend their Exclusive Periods.

                          AMPLE CAUSE EXISTS TO EXTEND
                         THE DEBTORS' EXCLUSIVE PERIODS
                         ------------------------------

     15. Under circumstances in which the initial Exclusive Periods (and any subsequent extended periods) prove to be an unrealistic time frame for the proposal or the confirmation of a plan of reorganization, section 1121(d) of the Bankruptcy Code allows the Court to extend a debtor's Exclusive Periods for cause. Although the Bankruptcy Code does not define the term "cause," the legislative history indicates that Congress intended to provide debtors with an adequate period in which to negotiate and propose a viable plan and solicit acceptances thereof. See H.R. Rep. No. 95-595, at 231, 232 (1978), reprinted in 1978 U.S.C.C.A.N. 5787; In re Pub. Serv. Co. of New Hampshire, 88 B.R. 521, 534 (Bankr. D.N.H. 1988) ("the legislative intent ... [is] to promote maximum flexibility..."); see also In re Newark Airport/Hotel Ltd. P'ship, 156 B.R. 444, 451 (Bankr. D.N.J.), aff'd, FGH Realty Credit Corp. v. Newark Airport/Hotel Ltd. P'ship, 155 B.R. 93 (D.N.J. 1993); In re Perkins, 71 B.R. 294, 297 (W.D. Tenn.
1987)  ("The  hallmark  of  . .  .  section  [1121(d)]  is  flexibility.").

     16. Consistent with the Debtors' request, this Court has granted a previous four-month extension of the Exclusive Periods and a further two-month extension of the Exclusive Periods. Such extensions have proven, however, to be an inadequate time frame within which the Debtors, in consultation with the Creditors' Committee, can formulate a plan of reorganization. Accordingly, this Court should exercise its discretion to grant an additional extension of the Exclusive Periods. In re Marina Development, Inc., Case No. 01-67451 (Bankr. N.D.N.Y.) (Gerling, C. J.); In re Crouse Health Hospital, Inc., Case No.

01-60787 (Bankr. N.D.N.Y.) (Gerling, C. J.), and In re Phillips Foundry, Inc., Case No. 02-64699 (Bankr. N.D.N.Y.) (Gerling, C. J.)

     17. In determining whether a debtor has had an adequate opportunity to formulate a chapter 11 plan, a court should consider a variety of factors to assess whether the totality of the circumstances presented constitutes "cause" to extend the Exclusive Periods. In re McLean Indus., Inc., 87 B.R. 830, 834 (Bankr. S.D.N.Y. 1987) (identifying six factors used by courts to determine whether cause exists to extend exclusivity); In re Dow Corning Corp., 208 B.R. 661, 664 (Bankr. E.D. Mich. 1997) (noting that courts generally rely on the same factors to determine whether exclusivity should be extended and identifying nine such factors); In re Express One Int'l, Inc., 194 B.R. 98, 100 (Bankr. E.D. Tex.
1996) (noting nine relevant factors considered by courts in determining whether "cause" exists to extend exclusivity).

     18. As for those factors necessary to determine "cause" for the purpose of extending the Exclusive Periods, the Court in McLean Indus. identified the following relevant factors:

     a. the size and complexity of the debtor's case;

     b. the existence of good faith progress towards reorganization;

     c. a finding that the debtor is not seeking to extend exclusivity to pressure creditors "to accede to [the debtors'] reorganization demands";

     d. existence of an unresolved contingency; and

     e. the fact that the debtor is paying its bills as they come due.

McLean Indus., 87 B.R. at 834 (citations omitted); Accord Express One Int'l, 194 B.R. at 100 (identifying four of the five above-quoted factors, among others, as relevant in determining whether "cause" exists to extend exclusivity); In re Interco, Inc., 137 B.R. 999, 1001 (Bankr. E.D. Mo. 1992) (using four of the five above-quoted factors to determine that the bondholders' committee failed to show "cause" to terminate the debtors' exclusivity period); In re Texaco, Inc., 76 B.R. 322, 327 (Bankr. S.D.N.Y. 1987) (holding that "cause" existed to extend the debtor's first request to extend exclusivity based on size and complexity of case alone); In re United Press Int'l, Inc., 60 B.R. 265, 269 (Bankr. D.D.C.
1986) (holding that the debtor demonstrated "cause" to extend exclusivity period based upon three of the five above-quoted factors). As demonstrated below, the facts in these chapter 11 cases demonstrate sufficient "cause," under the foregoing factors, to grant the Debtors' requested extensions.

A.       THE SIZE AND COMPLEXITY OF THE DEBTORS' CHAPTER 11
         CASES REQUIRE AN EXTENSION OF THE EXCLUSIVE PERIODS
         ----------------------------------------------------

     19. The most common basis upon which courts grant an extension of the Exclusive Periods is the size and complexity of a debtor's chapter 11 case. See, e.g., Express One Int'l, 194 B.R. at 100; In re Texaco Inc., 76 B.R. at 326 (finding cause to extend exclusivity merely by sheer size of case); In re Manville Forest Prods. Corp., 31 B.R. 991, 995 (S.D.N.Y. 1983) ("[T]he sheer mass, weight, volume and complications of the Manville filings undoubtedly justify a shakedown period."). Indeed, Congress expressly recognized that a court would need to extend the Exclusive Periods if a debtor's case is unusually large or complex. H.R. Rep. No. 95-595, at 231, 232, 406 (1978), reprinted in 1978 U.S.C.C.A.N. 5787, 6191, 6362 ("[I]f an unusually large company were to seek reorganization under Chapter 11, the Court would probably need to extend the time in order to allow the debtor to reach an agreement.").

     20. The Debtors' chapter 11 cases are complex for a variety of reasons. As described more fully above, the Debtors', and their non-debtor subsidiaries' businesses are comprised of several diverse and distinct operations that span a wide gamut of products and services. The Debtors are engaged principally in: (i) supplying animal feed products, (ii) providing potatoes, onions and other fresh produce to large chain stores in the Eastern United States, and (iii) providing new technologies that serve the animal feed and fresh produce marketplace, including marketing and distributing extended shelf-life products for fruits and vegetables. The non-debtor subsidiaries are engaged in providing a wide array of energy fuels and equipment to residential, farmer and commercial customers. Although it is headquartered in DeWitt, New York, the Company conducts its businesses in widespread locations largely throughout the Northeast corridor, and employs in excess of 2,800 persons.

     21. As set forth in detail in the Debtors' prior motion to extend the Exclusive Periods, dated May 12, 2003, (which was approved by order dated June 2, 2003), the Debtors and their financial advisors, Kroll, Zolfo Cooper ("KZC") have completed a business plan for each of the separate businesses that contemplates the potential sale of such businesses as going concern operations. This sale process will require additional time to develop to enable the Debtors, together with the Creditors' Committee, to identify the best strategic alternatives for these businesses.

     22. To that end, the Debtors and the Creditors' Committee have jointly retained Goldsmith Agio Helms & Lynner, L.L.C. ("GAH") as financial advisor and exclusive agent to assist the Debtors' and the Creditors' Committee with a merger, sale of assets or stock, or any similar transaction involving the Debtors' businesses. GAH's retention provided that GAH's duties are to be performed in two phases. Phase I, which is complete, consisted of GAH providing financial advisory services to the Debtors and the Creditors' Committee, including the assessment of the fair market value of each of the Debtors businesses. Phase II contemplates that GAH will act as exclusive agent to aid the Debtors and the Creditors' Committee with a possible disposition related to one or more of the Debtors' businesses.

     23. The Debtors' cases are of the complexity that Congress and the courts contemplated as warranting an extension of the Exclusive Periods. As with other complex reorganization cases, the previous extensions of the Exclusive Periods has not afforded the Debtors adequate time to develop a chapter 11 plan. The sheer complexity of the Debtors' chapter 11 cases, standing alone, constitutes sufficient cause to extend the Exclusive Periods.

B. THE DEBTORS HAVE MADE GOOD
   FAITH PROGRESS TOWARDS REORGANIZATION
   -------------------------------------

REORGANIZATION TIMELINE AND
EXPLORATION OF STRATEGIC ALTERNATIVES
-------------------------------------

24. Since the inception of these cases, the Debtors have proposed a timeline which the Debtors still believe is achievable for emerging from chapter 11. The timeline contemplates December, 2003 for emergence from chapter 11. As discussed above, Phase II of GAH's retention contemplates that GAH will act as the exclusive agent to assist the Debtors and the Creditors' Committee with a possible disposition related to one or more of the businesses. Pursuant to the bidding process orchestrated by GAH (in consultation with the Debtors and the

Creditors' Committee) the Debtors have received a considerable number of credible bids for certain of the businesses. As each of the businesses are in various stages of the bidding process, the Debtors require additional time to consider all options for each of the businesses in order to maximize the value to the Debtors' estates and ultimately for the creditors. Accordingly, at this time it would be difficult for the Debtors to formulate a plan of reorganization that could quantify with certainty the distributions that the creditors are likely to receive in these cases. Additional time is required to allow the sale process for each of the businesses to develop.

     25. The exploration of the potential sale of Agway's businesses is a complex process that will require additional time to unfold over the course of the next several weeks. When that process is completed, the Debtors, in consultation with the Creditors' Committee, will be better positioned to identify the best strategic alternatives for their businesses. The result of this complex process will enable the Debtors to establish the parameters, terms and conditions for the formulation of a confirmable plan. Accordingly, the requested two-month extension will enable the completion of a process which the Debtors believe is a necessary predicate to formulating and filing a confirmable plan of reorganization.

PROMPT DISPOSITION OF NON-CORE ASSETS AND BUSINESSES
----------------------------------------------------

     26. Since the extension of the Exclusive Periods granted on June 2, 2003, the Debtors' management has continued to identify non-core assets in an effort to re-deploy the Debtors' resources toward their core business operations. Specifically, the Debtors have obtained orders from the Court authorizing them to sell various non-core businesses and assets. By order dated August 28, 2003, the Court approved the sale of the Newburg TSPF Heifer Farm to Red Knob Farm for total cash consideration of approximately $1.52 million. Additionally, by order dated August 5, 2003, the Court authorized the sale of certain miscellaneous non-core real property. The proceeds from the sales of such properties were used as working capital for ongoing operations.

     27. Notably, in other cases of similar size and complexity, courts in this Circuit have routinely granted multiple exclusivity extensions on the debtor's request. See, e.g., In re Ames Dep't Stores, Inc., Ch. 11 Case No. 01-42217 (Bankr. S.D.N.Y.) (Gerber, J.) (two extensions granted to date extending initial exclusive periods by eighteen months); In re Sunbeam Corp., Ch. 11 Case No. 01-40291 (Bankr. S.D.N.Y.) (Gonzalez, J.) (multiple extensions granted extending initial exclusive periods by more than eighteen months); In re Casual Male Corp., Ch. 11 Case No. 01-41404 (Bankr. S.D.N.Y.) (Gerber, J.) (four extensions granted extending initial exclusive periods by twenty four months); In re Bradlees Stores, Inc., Ch. 11 Case No. 95-42777 (Bankr. S.D.N.Y.) (Lifland, J.) (multiple extensions granted extending initial exclusive periods by more than two and a half years).

     28. The termination of the Exclusive Periods at this juncture - just shy of one year after the commencement of these cases -- would undermine and impair the reorganization efforts that the Debtors have undertaken thus far. Given these circumstances, the requested extension of the Exclusive Periods is clearly warranted.

C.  The  Underlying  Motivation  for the
    Requested Extensions of the Exclusive Periods is Proper
    -------------------------------------------------------

     29. In the context of a debtor's request for an extension of the Exclusive Periods, courts undertake an assessment of whether a debtor's motives for requesting an extension of the Exclusive Periods are proper. McLean Indus., 87 B.R. at 834. Here, the Debtors have conducted their affairs in a manner consistent with their fiduciary obligations, and have demonstrated good faith in their efforts to communicate with all interested parties at this critical stage of the reorganization. Granting an extension of the Exclusive Periods will not give the Debtors unfair bargaining leverage over creditor constituencies. Instead of prejudicing any party in interest, such an extension will, in fact, afford the Debtors an opportunity to propose, in consultation with the Creditors' Committee, a realistic and viable chapter 11 plan that estimates the return to creditors with a greater measure of certainty than is possible at this juncture. Thus, failure to extend the Exclusive Periods as requested herein would defeat the very purpose of section 1121 of the Bankruptcy Code - i.e., to provide the debtor with a reasonable opportunity to negotiate with creditors and other parties in interest and propose a confirmable chapter 11 plan. Notably, the Debtors have conferred with the Creditors' Committee regarding the requested extension of the Exclusive Periods, and it has indicated that it has no objection to the relief requested. Consistent with the terms of the previous extension of the Exclusive Periods, the Debtors have agreed that if they file a Plan as to which the Creditors' Committee has communicated to the Debtors in writing is not acceptable, then the Exclusive Periods shall terminate as to the Creditors' Committee, to permit the filing of a competing plan by the Creditors' Committee.

D. AN  EXTENSION  OF THE  EXCLUSIVE
   PERIODS IS  REQUIRED TO RESOLVE CERTAIN CONTINGENCIES
   -----------------------------------------------------

     30. In determining whether to grant an extension of the debtor's Exclusive Periods, courts may also consider the existence of unresolved contingencies, the resolution of which will impair the debtor's ability to formulate a confirmable plan. McLean Indus., 87 B.R. at 834. Accord In re Swatara Coal Co., 49 B.R. 898, 900 (Bankr. E.D. Pa. 1985) (Twardowski, J.).

     31. As described above, the Debtors are pursuing the potential sale of their businesses, on a going concern basis, and exploring other strategic alternatives. The Debtors anticipate that it will take several additional weeks to evaluate the numerous bids they received and determine which alternative is the most viable for their estates. This unresolved contingency alone warrants a further extension of the Exclusive Periods.

E.  THE DEBTORS ARE MAKING REQUIRED POSTPETITION
    PAYMENTS AND EFFECTIVELY MANAGING THEIR BUSINESSES
    --------------------------------------------------

     32. Another consideration bearing on an extension of a debtor's Exclusive Periods is the debtor's operational liquidity. Texaco, Inc., 76 B.R. at 322. Here, the Debtors have sufficient liquidity to pay - and are paying - their postpetition bills as they come due in the ordinary course.

     33. Since the Commencement Date, the Debtors have taken many affirmative and effective steps towards streamlining their businesses. Through prudent business decisions and cash management, the Debtors have more than ample resources to meet their projected postpetition payment obligations. Currently, no cash is drawn against the postpetition credit facility. As of September 5,

2003, the Debtors had approximately $118 million in cash, $15 million of which is restricted as cash collateral securing certain outstanding letters of credit in the aggregate amount of $36 million drawn against the facility, $26 million of which is restricted pending the outcome of certain litigation and $77 million of which is unrestricted available cash. With the additional realizations of cash from the various asset sales, the Debtors have sufficient cash to fund its operations. As noted earlier, the Debtors have disposed, or are in the process of disposing, of non-profitable and non-core assets and businesses, all in an effort to maximize value and reduce expenses. Thus, the Debtors are managing their businesses effectively and are preserving - indeed, enhancing - the value of their assets for the benefit of creditors.

                                     NOTICE
                                     ------

     34. No trustee has been appointed in these chapter 11 cases. Notice of this Motion has been provided to the (i) United States Trustee for the Northern District of New York, (ii) the attorneys for the Debtors' prepetition lenders and postpetition lenders, (iii) the attorneys for the Official Unsecured Creditors' Committee, (iv) the attorney for the Committee of Holders of Retiree Benefit Claims, (v) Nicholas S. Priore, Esq., Getnick Livingston Atkinson Gigliotti & Priore, LLP, 258 Genesee Street, Suite 401, Utica, New York 13502, counsel for ACE Insurance, (vi) David L. Ganje, Esq., Ganje Law Office, Two Tower Place, Albany, New York 12203, counsel for CitiCapital Commercial Corporation f/k/a Associates Commercial Corporation, (vii) David L. Rasmussen, Esq., Harris Beach LLP, 99 Garnsey Road, Pittsford, New York 14534, counsel for Zurich North America, (viii) Roger Reierson, Esq., Office of the General
Counsel, 1200 K Street, N.W., Suite 340, Washington, DC 20005, counsel for Pension Benefit Guaranty Corporation and (ix) the Securities and Exchange

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

Commission, the Internal Revenue Service, and other government agencies to the extent required by the Bankruptcy Rules and the Local Bankruptcy Rules for the Northern District of New York (the "Local Rules"). The Debtors submit that no other or further notice need be given.

     35. No previous motion for the relief requested herein has been made to this or any other Court, other than the two previous requests for an extension of the Exclusive Periods made by motions dated January 15, 2003 and May 12, 2003.

     WHEREFORE the Debtors respectfully request that the Court grant the relief requested herein and such other and further relief as is just.

Dated:   Syracuse, New York
         September 12, 2003

                                     MENTER, RUDIN & TRIVELPIECE, P.C.

                                     By:       /s/Jeffrey A. Dove
                                           -------------------------------------
                                     Jeffrey A. Dove, Esq. (Bar No. 101532)
                                     500 South Salina Street, Suite 500
                                     Syracuse, News York 13202-3300
                                     Telephone:        (315) 474-7541
                                     Facsimile:        (315) 474-4040

                                              -and-

                                     WEIL, GOTSHAL & MANGES LLP
                                     Marvin E. Jacob, Esq. (Bar Roll No. 508380)
                                     Judy G. Z. Liu, Esq. (Bar Roll No. 511552)
                                     767 Fifth Avenue
                                     New York, New York 10153-0119
                                     Telephone:        (212) 310-8000
                                     Facsimile:        (212) 310-8007

                                     ATTORNEYS FOR DEBTORS AND
                                     DEBTORS IN POSSESSION



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